  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1999

                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                SHOPNOW.COM INC.
             (Exact name of Registrant as specified in its charter)

                          WASHINGTON                                                      91-1628103
(State or other jurisdiction of incorporation or organization)               (I.R.S. Employer Identification No.)

                             411 FIRST AVENUE SOUTH
                                 SUITE 200 NORTH
                            SEATTLE, WASHINGTON 98104
          (Address of principal executive offices, including zip code)

           SHOPNOW.COM INC. 1999 NONOFFICER EMPLOYEE STOCK OPTION PLAN
                     NONQUALIFIED STOCK OPTION GRANT NOTICE
                  SPEEDYCLICK, CORP. 1999 STOCK INCENTIVE PLAN
                            (Full title of the plans)

                                DWAYNE M. WALKER
                             CHIEF EXECUTIVE OFFICER
                                SHOPNOW.COM INC.
                             411 FIRST AVENUE SOUTH
                                 SUITE 200 NORTH
                            SEATTLE, WASHINGTON 98104
                                 (206) 223-1996
 (Name, address and telephone number, including area code, of agent for service)

                             ----------------------

                                   COPIES TO:

                                STEPHEN M. GRAHAM
                                  ALAN C. SMITH
                                PERKINS COIE LLP
                          1201 THIRD AVENUE, 48TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
           TITLE OF SECURITIES              AMOUNT TO    PROPOSED MAXIMUM    PROPOSED MAXIMUM    AMOUNT OF
            TO BE REGISTERED                   BE         OFFERING PRICE        AGGREGATE       REGISTRATION
                                           REGISTERED(1)    PER SHARE         OFFERING PRICE        FEE
----------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per share
under the:
-----------------------------------------------------------------------------------------------------------
ShopNow.com Inc. 1999 Nonofficer
Employee Stock Option Plan                 4,000,000          $21.44(2)       $85,760,000.00     $22,640.64
-----------------------------------------------------------------------------------------------------------
Nonqualified Stock Option Grant Notice       500,000          $12.00(3)        $6,000,000.00      $1,584.00
-----------------------------------------------------------------------------------------------------------
SpeedyClick, Corp. 1999 Stock Incentive      157,536(4)        $0.14(3)           $22,055.04          $6.00
Plan
-----------------------------------------------------------------------------------------------------------
        TOTAL                              4,657,536                          $91,782,055.04     $24,230.64
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plans as the result of any future stock split, stock dividend or similar adjustment to the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high ($22.50) and low ($20.378) sales prices for the Common Stock on December 6, 1999 as reported for such date on the Nasdaq National Market.

(3) Shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price and the registration fee have been computed upon the basis at which the options may be exercised.

(4) Pursuant to an Agreement and Plan of Merger dated as of November 10, 1999 (the "Merger Agreement"), by and among the Registrant, Racer Acquisition, Inc. and SpeedyClick, Corp., the Registrant assumed outstanding options to purchase capital stock of SpeedyClick, Corp. under the SpeedyClick, Corp. 1999 Stock Incentive Plan (the "SpeedyClick Assumed Options), with appropriate adjustments to the number of shares and the exercise price per share of each SpeedyClick Assumed Option to reflect the ratio at which outstanding options to purchase SpeedyClick, Corp.'s capital stock were converted into options to purchase Common Stock of the Registrant under the Merger Agreement.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

                  (a) The Registrant's prospectus filed on September 29, 1999, pursuant to Rule 424(b) under the Securities Act of 1993, as amended (the "Securities Act");

                  (b) The Registrant's prospectus supplement filed on October 15, 1999, pursuant to Rule 424(b) and Rule 424(c) under the Securities Act;

                  (c) The Registrant's Current Reports on Form 8-K and Form 8-K/A filed on November 24, 1999 and December 3, 1999, respectively;

                  (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

                  (e) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on July 14, 1999, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description; and

                  (f) All other reports filed by the Registrant pursuant to pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the prospectus and prospectus supplement referred to above.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Article 5 of the Registrant's Amended and Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the registrant for such purpose.

         Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. Article 10 of the Registrant's Amended and Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

      Exhibit
      Number                                          Description
-----------------    -----------------------------------------------------------
       5.1           Opinion of Perkins Coie LLP regarding legality of the
                     Common Stock being registered

      23.1           Consent of Ernst & Young LLP (Independent Accountants)

      23.2           Consent of Arthur Andersen LLP (Independent Accountants)

      23.4           Consent of Perkins Coie LLP (included in opinion filed as
                     Exhibit 5.1)

      24.1           Power of Attorney (see signature page)

      99.1           ShopNow.com Inc. 1999 Nonofficer Employee Stock Option Plan

      99.2           Nonqualified Stock Option Grant Notice

      99.3           SpeedyClick, Corp. 1999 Stock Incentive Plan

ITEM 9.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 8th day of December, 1999.

                         SHOPNOW.COM INC.

                                /s/ DWAYNE M. WALKER
                         -------------------------------------------------------
                         By:    Dwayne M. Walker
                                Chairman, President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below authorizes Dwayne M. Walker and Alan D. Koslow, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 8th day of December, 1999.

          SIGNATURE                                         TITLE
          ---------                                         -----
     /s/ DWAYNE M. WALKER      Chairman of the Board, President and Chief Executive Officer
-----------------------------  (Principal Executive Officer)
       Dwayne M. Walker

      /s/ ALAN D. KOSLOW       Executive Vice President, Chief Financial Officer, General
-----------------------------  Counsel and Secretary (Principal Financial and Accounting
        Alan D. Koslow         Officer)

                               Director
-----------------------------
       Jacob I. Friesel

    /s/ DAVID M. LONSDALE      Director
-----------------------------
      David M. Lonsdale

     /s/ BRET R. MAXWELL       Director
-----------------------------
       Bret R. Maxwell

     /s/ MARK C. MCCLURE       Director
-----------------------------
       Mark C. McClure

                               Director
-----------------------------
       John R. Snedegar

     /s/ MARK H. TERBEEK       Director
-----------------------------
       Mark H. Terbeek

    /s/ EYTAN J. LOMBROSO      Director
-----------------------------
      Eytan J. Lombroso

                                INDEX TO EXHIBITS

     Exhibit
      Number                            Description
------------------   -----------------------------------------------------------
       5.1           Opinion of Perkins Coie LLP regarding legality of the
                     Common Stock being registered

      23.1           Consent of Ernst & Young LLP (Independent Accountants)

      23.2           Consent of Arthur Andersen LLP (Independent Accountants)

      23.4           Consent of Perkins Coie LLP (included in opinion filed as
                     Exhibit 5.1)

      99.1           ShopNow.com Inc. 1999 Nonofficer Employee Stock Option Plan

      99.2           Nonqualified Stock Option Grant Notice

      99.3           SpeedyClick, Corp. 1999 Stock Incentive Plan